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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) JANUARY 3, 2005

                          VARIAN MEDICAL SYSTEMS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                       1-7598                  94-2359345
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(State or Other Jurisdiction        (Commission File           (IRS Employer
      of Incorporation)                 Number)              Identification No.)

3100 HANSEN WAY, PALO ALTO, CA                                   94304-1030
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code  (650) 493-4000

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement

     On January 3, 2005, Varian Medical Systems, Inc. (the "Company") announced the appointment of Dow R. Wilson as Corporate Vice President and President, Oncology Systems, effective January 10, 2005. The Company and Mr. Wilson entered into an employment letter, dated September 17, 2004. A copy of the employment letter is attached hereto as Exhibit 99.1 and the following summary is qualified in its entirety by reference to the employment letter.

     The employment letter provides for Mr. Wilson to receive an annual base salary of $460,044 and a lump sum bonus of $500,000 payable within the first month of employment. In addition, the employment letter provides for Mr. Wilson to receive a cash payment of $1,600,000 to be paid by the Company over a five year period as follows: (i) an initial payment of $320,000 on the first anniversary of Mr. Wilson's first date of employment, (ii) forty-seven monthly payments in the amount of $26,666 beginning on the first month following the initial payment, and (iii) one final payment of $26,700, with each payment conditioned upon Mr. Wilson being employed by the Company on the date of such payment. The employment letter also provides for the Company to grant Mr. Wilson a non-qualified stock option to purchase 50,000 shares of the Company's common stock at an exercise price equal to the closing price of the Company's common stock on Mr. Wilson's first date of employment. The option will vest over a three year period, with one-third of the option vesting after the end of the first year following the first date of employment and the remainder of the option vesting in equal monthly amounts thereafter. Mr. Wilson will also be granted restricted stock in an amount equal to $1,800,000 in shares of the Company's common stock calculated based on the closing price of the Company's common stock on Mr. Wilson's first date of employment.

     The employment letter provides that Mr. Wilson will be eligible to participate in the Company's Management Incentive Plan beginning in fiscal year 2006 with a target award percentage of 75% of base salary at 100% of achievement of funding target levels. In addition, Mr. Wilson will be eligible to participate in the Company's Executive Car Program, whereby the Company will pay for Mr. Wilson's lease payments and expenses for a car with a purchase price of up to $66,000. Further, the Company will provide Mr. Wilson health, life and retirement benefits, as well as reimbursements for financial and tax planning services up to $6,500 per year, annual physical examination services up to $1,500 per year, and relocation expenses. The Company will also provide Mr. Wilson with matching contributions under the Company's Supplemental Retirement Plan beginning one year after Mr. Wilson's first date of employment.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

     On January 3, 2005, the Company issued a press release entitled, "Varian Medical Systems Announces Three New Management Positions." The Company announced the promotion of Timothy E. Guertin to Executive Vice President and Chief Operating Officer, the appointment of Dow R. Wilson to Corporate Vice President and President, Oncology Systems and the promotion of Elisha W. Finney to Senior Vice President and Chief Financial Officer. These promotions and appointment are effective on January 10, 2005. A copy of the press release is attached hereto as
Exhibit 99.2 and incorporated herein by reference.

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     In connection with Mr. Wilson's appointment, the Company and Mr. Wilson entered into an employment letter, a description of which is set forth in Item
1.01 of this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     The Board has also amended, effective on January 10, 2005, the By-Laws of the Company to provide for the new position of Chief Operating Officer and to set forth the responsibilities of such position. A copy of the Company's Amended and Restated By-Laws is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

       (c)     Exhibits.

               99.1 Employment Letter with Mr. Dow Wilson, dated September 17, 2004, to be effective on January 10, 2005.

               99.2 Press Release dated January 3, 2005 regarding Varian Medical Systems Announces Three New Management Positions.

               99.3 The Company's Amended and Restated By-Laws, effective as of January 10, 2005.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Varian Medical Systems, Inc.

                                         By:     /s/ JOSEPH B. PHAIR
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                                         Name:   Joseph B. Phair
                                         Title:  Vice President, Administration,
                                                  General Counsel and Secretary

Dated:  January 5, 2005

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                                  EXHIBIT INDEX

Number                               Exhibit
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 99.1     99.1  Employment Letter with Mr. Dow Wilson, dated September 17, 2004,
          2004, to be effective on January 10, 2005.

 99.2 Press Release dated January 3, 2005 regarding Varian Medical Systems Announces Three New Management Positions.

 99.3     Varian Medical Systems, Inc. Amended and Restated
          By-Laws, effective January 10, 2005.